                           UNITED STATES BANKRUPTCY COURT
                        FOR THE NORTHERN DISTRICT OF ILLINOIS
                                   EASTERN DIVISION

                                   )
In re:                             )    Case No. 98-B-20763
                                   )
MERCURY FINANCE COMPANY,           )    Chapter 11
a Delaware Corporation,            )
                                   )    Honorable Erwin I. Katz
                    Debtor.        )
                                   )

                           NOTICE OF HEARING TO CONSIDER
                     CONFIRMATION OF THE DEBTOR'S FIRST AMENDED
                   PLAN OF REORGANIZATION AND DEADLINE FOR FILING
                 OBJECTIONS AND CONDUCTING RELATED DISCOVERY THERETO

NOTICE IS HEREBY GIVEN THAT:

          1. On October 15, 1998, Mercury Finance Company ("Mercury") filed with the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court") a proposed First Amended Plan of Reorganization (the "Plan") and a proposed first amended disclosure statement relating to the Plan (the "Disclosure Statement"). Copies of the Plan and Disclosure Statement are on file with the Clerk of the Bankruptcy Court, 219 South Dearborn Street, 7th Floor, and Chicago, Illinois 60604 and may be reviewed during the Court's regular business hours.

          2. On October 15, 1998, the Bankruptcy Court entered an order ("Disclosure Statement Order") (i) approving the Disclosure Statement as containing "adequate information" pursuant to section 1125 of the United States Bankruptcy Code, (ii) approving the procedures for solicitation of votes to accept or reject the Plan, (iii) fixing December 7, 1998 at 4:00 p.m. (Eastern Standard Time) as the date and time by which all votes to accept or reject the Plan must be received ("Voting Deadline"), (iv) fixing December 7, 1998 as the last date for filing objections to confirmation of the Plan, and (v) fixing December 11, 1998 as the last date for conducting discovery related to confirmation of the Plan.

          3. Pursuant to the Disclosure Statement Order, holders of impaired Claims against Mercury in Classes 4 through 6 under the Plan shall have the right to vote to accept or reject the Plan by using the enclosed Ballot. FOR YOUR VOTE TO COUNT, THE BALLOT MUST BE RETURNED TO THE BALLOTING AGENT BY DECEMBER 7, 1998. If you received a return envelope addressed to a Bank, Broker or Investment Institution, you must return your Ballot to your Bank or Broker early enough for your vote to be processed and then forwarded to the Balloting Agent. Current and former holders of Mercury's common stock who may have Claims against Mercury (i) for declared but unpaid dividends or
(ii) under federal and state securities laws arising from the Debtor's announcement of accounting irregularities have been deemed to reject the Plan; and therefore, are not entitled to vote on account of such claims. In addition, current holders of Mercury's common stock and stock options have also been deemed to reject the Plan; and therefore, are not entitled to vote on account of such equity interests.

          4. A hearing to consider confirmation of the Plan, any objections that may be interposed and any other matter that may properly come before the Bankruptcy Court will commence before the Honorable Erwin I. Katz, in the United States Bankruptcy Court for the Northern District of Illinois, 219 South Dearborn Street, Room 680, Chicago, Illinois, on December 21, 1998 at 2:00 p.m. (Central Standard Time) or as soon thereafter as counsel may be heard (the "Confirmation Hearing"). You may, but are not required to, attend the Confirmation Hearing. The Confirmation Hearing may be adjourned from time to time without further notice other than an announcement of the adjourned date or dates at the Confirmation Hearing.

          5. Objections, if any, to confirmation of the Plan must be in writing and must (a) state the name and address of the objector, (b) the objector's interest in the Chapter 11 case, (c) if appropriate, the amount and nature of the objector's claim or interest, (d) the grounds for the objection and the legal basis therefor, and (e) be filed with the Clerk of the Bankruptcy Court, with one (1) copy to chambers, and served upon and received by the parties listed below on or before December 7, 1998 at 4:00 p.m. (Central Standard Time):

 Counsel to Debtor and                   Counsel for the
 Debtor in Possession:                   United States Trustee:
 _____________________                   ______________________
 McDermott, Will & Emery                 United States Trustee's Office
 227 West Monroe Street                  U.S. Department of Justice
 Chicago, IL  60606-5096                 227 West Monroe Street, Suite 3350
 Attn: Lewis S. Rosenbloom               Chicago, IL  60606
       David D. Cleary                   Attn:     Ira Bodenstein
       Debra A. Riley                              Kathryn M. Gleason
 Facsimile No.: (312) 984-7700           Facsimile No.:  (312) 886-5794

 Co-Counsel to                           Co-Counsel to
 Creditors' Committee:                   Creditors' Committee:
 ____________________                    _________________________________
 Cleary, Gottlieb, Steen                 Jones, Day, Reavis & Pogue
   & Hamilton                            77 West Wacker Drive
 One Liberty Plaza                       Chicago, IL  60601-1692
 New York, NY  10006                     Attn:  David S. Kurtz
 Attn:  James E. Millstein                         Jeffrey W. Linstrom
          Lindsee P. Granfield           Facsimile No.: (312) 782-8585
 Facsimile No.: (212) 225-3999

 Co-Counsel to                           Co-Counsel to
 _____________________________           _____________________________
 Security Claimants' Committee:          Security Claimants' Committee:
 Barbakoff, Zazove & Glick               Holper Welsh & Mitchell
 20 North Clark Street - Suite 1000      Esplanade III, Suite 700
 Chicago, Illinois 60602                 2415 East Camelback Road
 Attn:  Daniel A. Zazove                 Phoenix, AZ 85016
 Facsimile No. (312) 641-5017            Attn:  Richard D. Holper
                                         Facsimile No. (602) 508-6036

 Co-Counsel to                           Co-Counsel to
 _____________________________           _____________________________
 Equity Committee                        Equity Committee
 Goldberg, Kohn Bell Black               Gordon Glickman & Flesch
   Rosenbloom & Moritz Ltd.              140 South LaSalle Street
 55 East Monroe Street, Suite 3700       Chicago, Illinois 60603
 Chicago, Illinois 60603                 Attn:  James S. Gordon
 Attn:  Gerald F. Munitz                 Facsimile No. (312) 346-3708
           Randall Klein
 Facsimile No. (312) 332-2196

 Debtor:                                 Debtor's Interim Management:
 _____________________________           _____________________________
 Mercury Finance Company                 Development Specialists, Inc.
 100 Field Drive, Suite 340              Three First National Plaza
 Lake Forest, IL  60045                  Chicago, IL  60602-4205
 Attn:  Mark E. Dapier                   Attn:  William A. Brandt, Jr.
 Facsimile No.: (847)295-8699                      Fred C. Caruso
                                                   Patrick J. O'Malley
                                         Facsimile No.: (312)263-1180


          6. On October 15, 1998, the Court entered an Order Governing Plan Confirmation Hearing, which sets forth a procedure for litigating objections to the Plan and contains certain additional deadlines relating to any such litigation. Any party filing objections to the Plan must comply with the Court's Order Governing Plan Confirmation Hearing. A copy of the Order Governing Plan Confirmation Hearing is included in the Solicitation Package provided herewith.

          7. Due to the voluminous nature of the Disclosure Statement and certain Exhibits to the Disclosure Statement, only a summary of the Disclosure Statement and/or summaries of the Exhibits may have been provided to you. Those parties interested in receiving the complete Disclosure Statement and Exhibits should contact Heidi Heidlauf of McDermott, Will & Emery at (312) 984-3261 and they will be provided.

Dated:  October __, 1998


Lewis S. Rosenbloom (Reg. No. 02386321)
David D. Cleary     (Reg. No. 06202970)
Debra A. Riley      (Reg. No. 06212193)
McDERMOTT, WILL & EMERY
227 West Monroe Street
Chicago, IL  60606-5096
(312) 372-2000